Exhibit 99.1

Vera Therapeutics Provides Business Update and Reports First Quarter 2024 Financial Results

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Presented positive 72-week data from the Phase 2b ORIGIN clinical trial, setting a new standard in IgAN with no loss of kidney function over the duration of treatment
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Topline 96-week data from ORIGIN 2 trial expected in Q4 2024
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Pivotal Phase 3 ORIGIN 3 trial estimated to complete enrollment for primary endpoint in Q3 2024; topline data expected in 1H 2025
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Completed $287.5 million financing, further strengthening the Company’s balance sheet

BRISBANE, Calif., May 9, 2024 – Vera Therapeutics, Inc. (Nasdaq: VERA), a late clinical-stage biotechnology company focused on developing and commercializing transformative treatments for patients with serious immunological diseases, today reported its business highlights and financial results for the first quarter ended March 31, 2024.

“This quarter, we shared results from our Phase 2b clinical trial that demonstrated for the first time in this field that atacicept can resolve kidney inflammation and stop kidney function decline in young patients with IgAN who are at risk of kidney failure, offering a potentially transformative treatment for these young patients,” said Marshall Fordyce, M.D., Founder and CEO of Vera Therapeutics. “Later this year we plan to announce long-term 96-week clinical data from our ORIGIN 2b trial, and in the first half 2025 we anticipate reading out the primary endpoint results from our pivotal ORIGIN Phase 3 trial, which are expected to support our submission for regulatory approval of atacicept. We look forward to providing updates of our progress leading up to these significant events.”

First Quarter and Recent Business Highlights

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Presented positive 72-week data from ORIGIN Phase 2b trial of atacicept in IgAN that show consistent and sustained reductions in Gd-IgA1, hematuria, and UPCR, with stable eGFR over the duration of treatment
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Expanded management team with key appointments, including industry veterans Robert M. Brenner, M.D., as Chief Medical Officer and William D. Turner as Chief Development Officer
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Actively adding sites and enrolling pivotal Phase 3 ORIGIN 3 study of atacicept for the treatment of IgAN
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Completed $287.5 million financing in February, further strengthening the Company’s balance sheet with $403.7 million in cash and equivalents as of March 31, 2024 and extending the Company’s expected cash runway through potential approval and commercial launch

Upcoming Milestones in 2024

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Two abstracts selected for oral presentations – including “Best-Ranked Abstract” – at the 61st European Renal Association Congress (ERA24) on May 25, 2024

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Plan to present topline 96-week data from ORIGIN Ph 2b clinical trial of atacicept in IgAN in the fourth quarter of 2024
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Pivotal Phase 3 ORIGIN 3 trial estimated to complete enrollment in the third quarter of 2024; on track to announced preliminary data in the first half of 2025

Financial Results for the Quarter Ended March 31, 2024

For the quarter ended March 31, 2024, the company reported a net loss of $28.4 million, or a net loss per diluted share of $0.56, compared to a net loss of $30.1 million, or a net loss per diluted share of $0.80, for the same period last year.

During the quarter ended March 31, 2024, net cash used in operating activities was $33.8 million, compared to $26.3 million for the same period last year.

Vera reported $403.7 million in cash, cash equivalents, and marketable securities as of March 31, 2024, which the Company believes to be sufficient to fund operations through approval and US commercial launch of atacicept.

About Vera

Vera Therapeutics is a late clinical-stage biotechnology company focused on developing treatments for serious immunological diseases. Vera’s mission is to advance treatments that target the source of immunological diseases in order to change the standard of care for patients. Vera’s lead product candidate is atacicept, a fusion protein self-administered as a subcutaneous injection once weekly that blocks both B-cell Activating Factor (BAFF) and A PRoliferation-Inducing Ligand (APRIL), which stimulate B cells and plasma cells to produce autoantibodies contributing to certain autoimmune diseases, including IgAN, also known as Berger’s disease, and lupus nephritis. In addition, Vera is evaluating additional diseases where the reduction of autoantibodies by atacicept may prove medically useful. Vera is also developing MAU868, a monoclonal antibody designed to neutralize infection with BK virus (BKV), a polyomavirus that can have devastating consequences in certain settings such as kidney transplant. Vera retains all global developmental and commercial rights to atacicept and MAU868. For more information, please visit www.veratx.com.

About Atacicept

Atacicept is an investigational recombinant fusion protein that contains the soluble transmembrane activator and calcium-modulating cyclophilin ligand interactor (TACI) receptor that binds to the cytokines B-cell activating factor (BAFF) and A proliferation-inducing ligand (APRIL). These cytokines are members of the tumor necrosis factor family that promote B-cell survival and autoantibody production associated with certain autoimmune diseases, including IgAN and lupus nephritis. Vera believes atacicept is positioned for best-in-class potential, targeting B cells and plasma cells to reduce autoantibodies and having been administered to more than 1,500 patients in clinical studies across different indications.

About MAU868

MAU868, a potential first-in-class monoclonal antibody, has the potential to neutralize infection by blocking BKV virions from binding to host cells. BKV is a polyoma virus that can be reactivated in settings of immunosuppression, such as in kidney transplant. It is a leading cause of kidney transplant loss and transplant-associated morbidity; there are currently no approved treatments for BKV. Vera holds an exclusive worldwide license from Amplyx Pharmaceuticals, Inc., a wholly owned subsidiary of Pfizer Inc., for the development and commercialization of MAU868 in all indications.

Forward-looking Statements

Statements contained in this press release regarding matters, events or results that may occur in the future are “forward-looking statements” within the meaning of the Private Securities Litigation Reform Act of 1995. Such forward-looking statements include statements regarding, among other things, Vera’s anticipated presentations at the European Renal Association Congress (ERA24), and Vera’s product candidates, strategy, and regulatory matters. Because such statements are subject to risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Words such as “potential,” “will,” “plan,” and similar expressions are intended to identify forward-looking statements. These forward-looking statements are based upon Vera’s current expectations and involve assumptions that may never materialize or may prove to be incorrect. Actual results could differ materially from those anticipated in such forward-looking statements as a result of various risks and uncertainties, which include, without limitation, risks related to the regulatory approval process, results of earlier clinical trials may not be obtained in later clinical trials, preliminary results may not be predictive of topline results, risks and uncertainties associated with Vera’s business in general, the impact of macroeconomic and geopolitical events, and the other risks described in Vera’s filings with the Securities and Exchange Commission. All forward-looking statements contained in this press release speak only as of the date on which they were made and are based on management’s assumptions and estimates as of such date. Vera undertakes no obligation to update such statements to reflect events that occur or circumstances that exist after the date on which they were made, except as required by law.

For more information, please contact:

Investor Contact:

Joyce Allaire

LifeSci Advisors

212-915-2569

jallaire@lifesciadvisors.com

Media Contact:

Mari Purpura

LifeSci Advisors

mpurpura@lifesciadvisors.com

VERA THERAPEUTICS, INC.

Condensed Statements of Operations and Comprehensive Loss

(in thousands, except share and per share amounts)

	Three Months Ended
	March 31,
	2024	2023
	(unaudited)
Operating expenses:
Research and development	$ 23,200	$ 25,108
General and administrative	7,912	6,150
Total operating expenses	31,112	31,258
Loss from operations	(31,112)	(31,258)
Other income, net	2,729	1,189
Net loss	$ (28,383)	$ (30,069)
Change in unrealized gain(loss) on marketable securities	$ (424)	$ 220
Comprehensive loss	$ (28,807)	$ (29,849)
Net loss per share attributable to common stockholders, basic and diluted	$ (0.56)	$ (0.80)
Weighted-average shares used in computing net loss per share attributable to common stockholders, basic and diluted	50,971,933	37,667,566

VERA THERAPEUTICS, INC.

Condensed Balance Sheets

(in thousands)

	March 31,	December 31,
	2024	2023
	(unaudited)
Assets
Current assets:
Cash, cash equivalents and marketable securities	$ 403,664	$ 160,716
Prepaid expenses and other current assets	12,706	11,307
Total current assets	416,370	172,023
Operating lease right-of-use assets	2,432	2,949
Other noncurrent assets	554	574
Total assets	$ 419,356	$ 175,546

Liabilities and stockholders' equity
Current liabilities:
Accounts payable	$ 5,209	$ 11,118
Operating lease liabilities	2,275	2,436
Accrued expenses and other current liabilities	7,059	8,749
Total current liabilities	14,543	22,303
Long-term debt	50,066	49,877
Operating lease liabilities, noncurrent	919	1,395
Accrued and other noncurrent liabilities	286	286
Total liabilities	65,814	73,861
Stockholders' equity
Common stock	54	44
Additional paid-in-capital	691,146	410,492
Accumulated other comprehensive income (loss)	(173)	251
Accumulated deficit	(337,485)	(309,102)
Total stockholders' equity	353,542	101,685
Total liabilities and stockholders' equity	$ 419,356	$ 175,546

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